EXHIBIT 9.3

                                IRREVOCABLE PROXY

     For good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby agrees to, and hereby grants to Dennis Vadura and Frank Wiebe, with full power of substitution, an irrevocable proxy pursuant to Section 78.355 of the Nevada Revised Statutes, to represent the undersigned and vote, or to executed and deliver written consents or Statutes, to represent the undersigned and vote, or to execute and deliver written consents or otherwise act with respect to, all shares of capital stock of AccuPoll Holding Corp., a Nevada Corporation (the "Corporation") now owned or hereafter acquired by the undersigned (the "Proxy Shares") as fully, to the same extent and with the same effect as the undersigned might or could do under any applicable laws or regulations governing the rights and powers of stockholders of a Nevada corporation in connection with the election of directors of the Corporation as provided in Section 6.8 of that certain Stock Exchange Agreement, dated as of May 20, 2002, by and among the Corporation, AccuPoll, Inc., A Delaware corporation ("AccuPoll"), and certain stockholders of AccuPoll (the "Agreement"). The undersigned hereby affirms that this proxy is given as a condition of said agreement and as such is coupled with an interest and, except as provided below, is irrevocable for a period (the "Proxy Period") of six (6) years and three hundred sixty-four (364) days from the date hereof.

     This irrevocable proxy shall remain in full force and effect and be enforceable against any transferee who is an Affiliate (as defined in Rule 501 promulgated under the Securities Act of 1933, as amended) of the transferor for the Proxy Period. Immediately and automatically upon any transfer of the Proxy Shares to any person or entity which is not an Affiliate of the undersigned, this proxy shall terminate and be of no force or effect with respect to such
     Proxy Shares so transferred. Nothing contained herein shall in any way operate to restrict or limit the undersigned's right to transfer the Proxy Shares at any time, subject to compliance with applicable state and federal securities.

Dated this 20 day of May, 2002




/s/Aramis Investments, LLC                         No. of Shares: 1,066,667
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Name of Stockholder (please print)




/s/
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Authorized Signature



/s/
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Title of Signatory (please print)